UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 22, 2016
Date of Report (Date of earliest event reported)

AMERCO
(Exact name of registrant as specified in its charter)

Nevada	1-11255	88-0106815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5555 Kietzke Lane, Ste. 100 Reno, Nevada 89511
(Address of Principal Executive Offices, including zip code)

(775) 688-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2016, AMERCO, a Nevada corporation (the “Company”), named Jason A. Berg, age 43, to serve as Chief Financial Officer of the Company, effective as of June 22, 2016. There is no material plan, contract, arrangement or understanding to which Mr. Berg is a party, or in which he participates, in connection with his appointment as Chief Financial Officer.

Mr. Berg is an executive officer of the Company, most recently having served as the Chief Accounting Officer and Principal Financial Officer of the Company. Mr. Berg is also a member of the Board of Directors of the Company’s subsidiaries Oxford Life Insurance Company, Repwest Insurance Company and Amerco Real Estate Company.

Item 8.01   Other Events.

On June 24, 2016, the property management agreement among Six SAC Self-Storage Corporation and certain subsidiaries of U-Haul International, Inc. was terminated and a new property management agreement was entered.

Item 9.01   Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Property Management Agreement among Six-SAC Self-Storage Corporation and certain subsidiaries of U-Haul International, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2016

AMERCO

/s/ Jason A. Berg

Jason A. Berg,

Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Property Management Agreement among Six-SAC Self-Storage Corporation and certain subsidiaries of U-Haul International, Inc.